EXHIBIT 4.6

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER SECTION 4(2) OF THE SECURITIES ACT OF 1933.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER AUTHORITY HAS PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED TO THE INVESTORS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY, AND THE RISKS, MERITS AND TERMS OF THIS OFFERING IN MAKING AN INVESTMENT DECISION.


                       COMMON STOCK PURCHASE WARRANT
                                 SERIES D

                              NMXS.com, INC.
                         (A DELAWARE CORPORATION)

CERTIFICATE NUMBER:  D-____                            ________ WARRANTS


     This certifies that for value received, _________________________, or registered assigns (the "Registered Owner"), is the owner of ___________________ (_______) series D common stock purchase warrants (the "Warrants"), each of which Warrants entitles the Registered Owner to purchase at any time during the period expiring at 5:00 P.M. Eastern time on __________, (the "Exercise Period") one fully paid and non-assessable share of common stock, par value $0.001 per share (the "Common Stock"), of NMXS.com, Inc., a Delaware corporation (the "Company"), upon payment of twenty-one cents ($0.21) per share (the "Exercise Price"); provided, however, that the number of shares of the Common Stock purchasable upon exercise of each Warrant may be increased or reduced and the Exercise Price adjusted in the event of certain contingencies described below.

     By acceptance of this Warrant Certificate, the Registered Owner agrees to the following terms and conditions:

1.   Method of Exercise.

     a. Subject to the provisions of Section 12, below, this Warrant may be exercised by delivery of this Warrant Certificate and the duly completed and executed form of election to purchase attached hereto setting forth the number of Warrants to be exercised, together with either:

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          i.   A certified check or bank check payable to the order of, or bank wire transfer to, the Company in the amount of the full Exercise Price of the Common Stock being purchased;

          ii. Shares of Common Stock of the Company already owned by the Registered Owner equal to the exercise price with the Common Stock valued at its fair market value based on the closing bid quotation for such stock on the close of business on the trading day last preceding the date of the exercise of this Warrant, as reported by Bloomberg LP, or if not reported by Bloomberg LP, then as determined by the Company through any other reliable means of determination available on the close of business on the trading day last preceding the date of such exercise;

          iii. Warrants or other rights to purchase Common Stock valued at the amount by which the closing bid quotations (as determined in accordance with subparagraph (b) above) of the Common Stock subject to warrants or other rights exceeds the exercise or purchase price provided on such warrants or rights; or

          iv. Cancellation of debt owed by the Company to the Registered Owner, including debt incurred for professional services rendered, employment relationships, or otherwise, upon presentation of an invoice for services provided to the Company.

     b. Upon receipt of this Warrant Certificate with the exercise form duly executed, together with payment in full of the aggregate Exercise Price of the shares of Common Stock to be purchased, the Company shall make delivery of certificates evidencing the total number of shares of Common Stock issuable upon such exercise, in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Registered Owner. Such Common Stock certificates shall be deemed to be issued, and the person to whom such shares of Common Stock are issued of record shall be deemed to have become a holder of record of such shares of Common Stock, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur; provided, that if the books of the Company with respect to the transfer of Common Stock are then closed, such shares shall be deemed to be issued, and the person to whom such shares of Common Stock are issued of record shall be deemed to have become a record holder of such shares, as of the date on which such transfer books of the company shall next be open (whether before, on, or after the expiration of the applicable Warrant Exercise Period). If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's common stock or other securities purchasable upon the exercise of Warrants are closed for any reason, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

     c. Subject to subsection 1(b), if less than all the Warrants evidenced by this Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with transfer instructions properly given by, the Registered Owner, until the expiration of the applicable Warrant Exercise Period.

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

     d. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

2. Expiration of Warrant. Upon the expiration of the Warrant Exercise Period, each Warrant will, respectively, expire and become void and of no value.

3. Taxes. The Registered Owner shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance or transfer of the Warrants, or the issuance, transfer or delivery of any shares of Common Stock upon the exercise of the Warrants.

4. Mutilated or Missing Warrant Certificates. If this Warrant Certificate is mutilated, lost, stolen, or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company of such mutilation, loss, theft, or destruction, issue a substitute Warrant Certificate. Applicants for substitute Warrant Certificates shall comply with any reasonable regulations (and pay any reasonable charges) prescribed by the Company.

5. Reservation of Shares. For the purpose of enabling the Company to satisfy its obligation to issue Common Stock upon the exercise the Warrants represented by this Warrant Certificate, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, the full number of shares which may be issued upon the exercise of these Warrants; such shares of Common Stock shall upon issuance be fully paid, nonassessable, and free from all taxes, liens, charges, and security interests with respect to the issuance thereof.

6. Adjustments. If, prior to the exercise of these Warrants, the Company shall have effected one or more stock split-ups, stock dividends or other increases or reductions of the number of shares of its Common Stock outstanding without receiving reasonable compensation therefor in money, services, or property, the number of shares of Common Stock subject to the Warrants shall, (i) if a net increase shall have been effected in the number of outstanding shares of Common Stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of Common Stock, be proportionately reduced and the cash consideration payable per share be proportionately increased.

7.   Notice to Registered Owners.

     a. Upon any adjustment as described in Section 6 hereof, the Company shall, within twenty (20) days thereafter, cause written notice setting forth the details of such adjustment, the method of calculation, and the facts upon which such calculation is based, to be given to the Registered Owner as of the record date applicable thereto.

     b. If the Company proposes to enter into any reorganization, reclassification, sale of all or substantially all of its assets, consolidation, merger, dissolution, liquidation, or winding up, the Company shall give notice of such fact at least twenty (20) days prior to such action to the Registered

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

Owner, which notice shall set forth such facts and indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares or other securities and property deliverable upon exercise of the Warrants. Failure of the Company to give notice shall not invalidate any corporate action taken by the Company.

8. No Fractional Warrants or Shares. The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 6 hereof, or otherwise; but the Company in lieu of issuing any such fractional interest, shall round up or down to the nearest full Warrant. If the total Warrants surrendered for exercise would result in the issuance of a fractional share of Common Stock, the Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable shall be rounded up or down to the nearest full share.

9. Rights of Registered Owner. The Registered Owner, as such, shall not have any rights of a shareholder of the company, either at law or equity, and the rights of the Registered Owner, as such, are limited to those rights expressly provided in this Warrant Certificate. The Company may treat the Registered Owner in respect of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

10. Transfer and Assignment. Subject to the terms hereof, including, but not limited to the provisions of Section 12, below, this Warrant Certificate shall be freely transferable and assignable, in whole or in part, by the Registered Owner. Any permitted transfer or assignment shall be effected by the Registered Owner (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Warrant Certificate with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the principal executive office of the Company; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant Certificate or Certificates of like tenor with appropriate legends restricting transfer under the Securities Act of 1933, as amended (the "Act"), and representing in the aggregate right to purchase the same number of Shares as are purchasable hereunder. Prior to due presentment for transfer or assignment hereof, the Company may treat the Registered Owner as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

11. Exchange of Warrant Certificate. Subject to the provisions of Section 12, below, this Warrant Certificate, when surrendered at the principal executive office of the Company by the Registered Owner in person or by attorney duly authorized in writing, may be exchanged for any other Warrant Certificate of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares.

12. Compliance with Securities Laws. This Warrant may not be exercised or sold, transferred, assigned, or otherwise disposed of at any time by the Registered Owner unless the transaction is registered under the Act or, in the opinion of the Company (which may in its discretion require the Registered Owner to furnish it with an opinion of counsel in form and substance satisfactory to it),

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such exercise, sale, transfer, assignment, or other disposition does not require registration under the Act and a valid exemption is available under applicable federal and state securities laws.


     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed this _______ day of ________, 2002.

                                   NMXS.com, Inc.

                                   By ________________________________
                                      Richard Govatski, President

Attest:


________________________________
Teresa Dickey, Secretary


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                               EXERCISE FORM


     The undersigned Registered Owner hereby irrevocably elects to exercise _______ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock of the Company issuable upon the exercise of such Warrants, and requests that certificates for such shares shall be issued in the name of:

________________________________
________________________________
________________________________
________________________________
(Please print or type name and address)

and be delivered to:
________________________________
________________________________
________________________________
________________________________
(Please print or type name and address)

Please insert social security or other identifying number:
_______________________


     And, if such number of Warrants shall not be all of the Warrants evidenced by the Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of and delivered to, the Registered Owner at the address stated below.

 IMPORTANT: The name of the person exercising this Warrant must correspond with the name of the Registered Owner written on the face of this Warrant Certificate in every particular, without alteration or any change whatever, unless it has been assigned by completing the Assignment form below.

Dated:  ________________, 200___
                                   ____________________________________
                                   Signature of Registered Owner
                                   ____________________________________
                                   ____________________________________
                                   ____________________________________
                                   (Please Print Address)

                              ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________
________________________________
________________________________
________________________________
(Please print or type name and address)

Please insert social security or other identifying number:
_______________________


________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints any officer of the Company or its transfer agent and registrar as lawful Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:  ________________, 200___
                                   ____________________________________
                                   Signature of Registered Owner


                                   ____________________________________
                                   Medallion Guarantee

IMPORTANT: Every registered owner of this Certificate must sign it to assign or otherwise transfer Warrants. The above signature or signatures must correspond with the name or names written on the face of this Warrant Certificate in every particular, without alteration, enlargement or any change whatever. Each signature should be "medallion" guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) with membership in an approved signature guarantee Medallion Program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.